SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               September 15, 1998
                               ------------------
                Date of Report (Date of earliest event reported)


                             FIRST SCIENTIFIC, INC.
                             ----------------------
            (Exact name of Registrant as specified in its charter)


                           SPPS FINANCIAL CORPORATION
                                 (Former Name)

          Delaware                 O-24378               33-0611745
          ---------------------------------------------------------
       (State or other     (Commission File Number)     (IRS Employer
       jurisdiction of                                 Identification
       Incorporation)                                       No.)


                        1877 West 2800 South, Suite 200
                               Ogden, Utah 84401
                   ----------------------------------------
                   (Address of principal executive officers)
                                   (Zip code)

                                 (801) 393-5781
                                 --------------
              (Registrant's telephone number, including area code)


                         1877 West 2800 South, Unit A,
                               Ogden, Utah 84401
              ----------------------------------------------------
             (former name or address if changed since last report.)


 Item 2.    Acquisitions or Dispositions of Assets

      On October 2, 1998, the Registrant filed a current report on Form 8-K reporting under Item 2 the exchange by stockholders of Linco Industries, Inc., a Utah corporation, with the Registrant for shares of its Common Stock, par value $0.001. This Form 8-K/A amends that report by providing financial information called for by Item 7.

 Item 7.          Financial Statements and Exhibits

        (a)             Financial statements of business acquired.

        See Exhibit Index, Exhibit 99.1

        (b)             Pro forma financial information.

        See Exhibit Index, Exhibit 99.1

        (c) Exhibits. The following exhibits are incorporated herein by this reference:


           Exhibit No. Description of Exhibit
           ----------------------------------
              2.1* Agreement and Plan of Reorganization, dated August 10, 1998, between the Registrant, Linco, Linco Acquisition Corp. and Edward Walker.

              3.3* Amendment to Articles of Incorporation changing name to First Scientific, Inc. and effecting a forward stock split.

             99.1**    FIRST SCIENTIFIC, INC.
                       INDEX TO FINANCIAL STATEMENTS

                                                                     Page

 Unaudited Pro Forma Condensed Consolidated Financial Statements      F-2
   Unaudited Pro Forma Condensed Consolidated Balance Sheet -
    June 30, 1998                                                     F-3
   Unaudited Pro Forma Condensed Consolidated Statements of
    Operations for Six Months Ended June 30, 1998 and for the
    Year Ended December 31, 1997                                      F-4
   Notes to Unaudited Pro Forma Condensed Consolidated Financial
    Statements                                                        F-5

 First Scientific, Inc.
   Report of Independent Certified Public Accountants                 F-6
   Balance Sheets - June 30, 1998 (Unaudited) and December 31,
    1997 and 1996                                                     F-7
   Statements of Operations for the Six Months Ended June 30,
    1998 and 1997 (Unaudited), Cumulative from April 30, 1990
    (Date of Inception) through June 30, 1998 (Unaudited),  for the Years Ended December 31, 1997 and 1996 and Cumulative from
    April 30, 1990 (Date of Inception) through December 31, 1997      F-8
   Statements of Stockholders' Deficit for the Period from
    April 30, 1990(Date of Inception) through  December 31, 1995, for the Years Ended December 31, 1996 and 1997 and  for the
    Six Months Ended  June 30, 1998  (Unaudited)                      F-9
   Statements of Cash Flows for the Six Months Ended June 30,
    1998 and 1997 (Unaudited), Cumulative from April 30, 1990
    (Date of Inception) through June 30, 1998 (Unaudited),
    for the Years Ended December  31, 1997 and 1996 and Cumulative
    from April  30, 1990 (Date of Inception) through December
    31, 1997                                                         F-11
   Notes to Financial Statements                                     F-12

 SPPS Financial Corporation
   Independent Auditors' Report                                      F-19
   Statements of Financial Position - March 31, 1998 and 1997        F-20
   Statements of Operations for the Years Ended March 31, 1998
    and 1997 and Cumulative from Inception to March 31, 1998         F-21
   Statement of Changes in Stockholders' Equity from Inception
    (June 11, 1992)  through March 31, 1998                          F-22
   Statements of Cash Flows for the Years Ended March 31, 1998
    and 1997 and Cumulative from Inception through March 31, 1998    F-23
   Notes to Financial Statements                                     F-24


 ____________________
 * Incorporated by reference to the same-numbered exhibit to the Form 8-K filed October 2, 1998 by the Registrant with the Securities and Exchange Commission.

 **   Filed herewith.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          FIRST SCIENTIFIC, INC.

 Dated:     October 23, 1998.


                                          By /s/ Douglas Warren
                                          ---------------------
                                          Douglas Warren
                                          President


                                 EXHIBIT INDEX

      Exhibit No.       Description of Exhibit
      ----------------------------------------
      2.1* Agreement and Plan of Reorganization, dated August 10, 1998, between the Registrant, Linco, Linco Acquisition Corp. and Edward Walker.

      3.3* Amendment to Articles of Incorporation changing name to First Scientific, Inc. and effecting a forward stock split.

      99.1**            Index to financial statements.

 ____________________
 * Incorporated by reference to the same-numbered exhibit to the Form 8-K filed October 2, 1998 by the Registrant with the Securities and Exchange Commission.

 **   Filed herewith.


                      FIRST SCIENTIFIC, INC.
                  INDEX TO FINANCIAL STATEMENTS
                                                                     PAGE

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS      F-2
   Unaudited Pro Forma Condensed Consolidated Balance Sheet -
    June 30, 1998                                                     F-3
   Unaudited Pro Forma Condensed Consolidated Statements of
    Operations for Six Months Ended June 30, 1998 and for the
    Year Ended December 31, 1997                                      F-4
   Notes to Unaudited Pro Forma Condensed Consolidated Financial
    Statements                                                        F-5

 FIRST SCIENTIFIC, INC.
   Report of Independent Certified Public Accountants                 F-6
   Balance Sheets - June 30, 1998 (Unaudited) and December 31,
    1997 and 1996                                                     F-7
   Statements of Operations for the Six Months Ended June 30,
    1998 and 1997 (Unaudited), Cumulative from April 30, 1990
    (Date of Inception) through June 30, 1998 (Unaudited), for the Years Ended December 31, 1997 and 1996 and Cumulative from
    April 30, 1990 (Date of Inception) through December 31, 1997      F-8
   Statements of Stockholders' Deficit for the Period from April
    30, 1990 (Date of Inception) through  December 31, 1995, for the Years Ended December 31, 1996 and 1997 and  for the Six
    Months Ended  June 30, 1998  (Unaudited)                          F-9
   Statements of Cash Flows for the Six Months Ended June 30,
    1998 and 1997 (Unaudited), Cumulative from April 30, 1990
    (Date of Inception) through June 30, 1998 (Unaudited), for the
    Years Ended December  31, 1997 and 1996 and Cumulative from
    April  30, 1990 (Date of Inception) through December 31, 1997    F-11
   Notes to Financial Statements                                     F-12

 SPPS FINANCIAL CORPORATION
   Independent Auditors' Report                                      F-19
   Statements of Financial Position - March 31, 1998 and 1997        F-20
   Statements of Operations for the Years Ended March 31, 1998
    and 1997 and Cumulative from Inception to March 31, 1998         F-21
   Statement of Changes in Stockholders' Equity from Inception
    (June 11, 1992)  through March 31, 1998                          F-22
   Statements of Cash Flows for the Years Ended March 31,
    1998 and 1997 and Cumulative from Inception through March
    31, 1998                                                         F-23
   Notes to Financial Statements                                     F-24


                             FIRST SCIENTIFIC, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


 On September 15, 1998, Linco Industries, Inc. (referred to herein as "First Scientific") entered into and completed an agreement with SPPS Financial Corporation ("SPPS") pursuant to which SPPS issued 8,798,080 shares of its common stock in exchange for 100% of the issued and outstanding common stock of First Scientific and SPPS changed its name to First Scientific, Inc. In connection with the agreement, First Scientific issued 5,201,920 shares of common stock to Dr. Ed Walker for the rights to technology relating to two scientific formulations with worldwide sales application (a non-alcohol based antibacterial sanitizing formulation that removes bacteria while moisturizing the skin and a topical rash prevention and treatment formulation that cleanses and moisturizes the skin for use with incontinent and other skin rash situations) and issued or received subscriptions for 2,666,666 shares of common stock in exchange for approximately $2,000,000 of cash and marketable securities. The agreement between First Scientific and SPPS has been accounted for as the reorganization of First Scientific and the assumption of the liabilities of SPPS at historical cost. The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the consolidated financial position of the combined companies as though the agreement had been consummated and the proceeds from the issuance of common stock for cash and marketable securities had been received on June 30, 1998. The following pro forma condensed consolidated statements of operations have been prepared to present the operations of the consolidated companies for the six months ended June 30, 1998 assuming the agreement had been completed on January 1, 1998, and for the year ended December 31, 1997 assuming the agreement had been completed on January 1, 1997.

 The following financial information was derived from, and should be read in conjunction with the separate historical financial statements of First Scientific for the six months ended June 30, 1998 and for the year ended December 31, 1997 and the financial statements of SPPS for the year ended March 31, 1998 which are included elsewhere herein. The unaudited pro forma condensed consolidated balance sheet and statements of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the agreement been completed on January 1, 1997 or June 30, 1998, or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in these pro forma financial statements.

                             FIRST SCIENTIFIC, INC.
                         UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

                                    First        SPPS          Pro Forma
                                  Scientific   Financial      Adjustments   Pro Forma
                                  ----------   ----------     -----------   -----------
                                     ASSETS
 Current Assets
   Cash                           $   12,673   $        - (B) $ 1,489,361
                                                          (D)      30,000   $ 1,532,034
   Investment in securities
    available-for-sale                     -            - (B)     510,639       510,639
   Inventory                          31,924            -               -        31,924
                                  ----------   ----------      ----------   -----------
     Total Current Assets             44,597            -       2,030,000     2,074,597

 Property and Equipment                  567            -               -           567

 Purchased Technology                      -            - (A)     135,000       135,000
                                  ----------   ----------     -----------   -----------
 Total Assets                     $   45,164   $        -     $ 2,165,000   $ 2,210,164
                                  ==========   ==========     ===========   ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 Current Liabilities
   Accounts payable               $    3,071   $        -     $         -   $     3,071
   Customer deposits                  33,750            -               -        33,750
   Accrued interest payable           34,131            -               -        34,131
   Deferred salary payable            86,327            -               -        86,327
   Deferred income taxes                   -            -  (B)     48,460        48,460
   Notes payable, current portion     77,712            -               -        77,712
   Related party notes payable       126,969            -               -       126,969
                                  ----------   ----------     -----------   -----------
     Total Current Liabilities       361,960            -          48,460       410,420
                                  ----------   ----------     -----------   -----------
 Long-Term Notes Payable              73,812            -               -        73,812
                                  ---------    ----------     -----------   -----------
 Stockholders' Equity (Deficit)
   Preferred stock                        -             -               -             -
   Common stock                       8,710         3,333  (A)      5,202
                                                           (B)      2,667
                                                           (D)         88        20,000
   Additional paid-in capital       156,895        (1,028) (A)  3,896,238
                                                           (B)  1,948,873
                                                           (C)     88,060
                                                           (D)     29,912
                                                           (F)     (2,305)    6,116,645
   Deficit accumulated during
    the development stage          (556,213)       (2,305) (A) (3,766,440)
                                                           (C)    (88,060)
                                                           (F)      2,305    (4,410,713)
                                  ----------   ----------     -----------   -----------
 Total Stockholders' Equity         (390,608)           -       2,116,540     1,725,932
                                  ----------   ----------     -----------   -----------
 Total Liabilities and
  Stockholders' Equity            $   45,164   $        -     $ 2,165,000   $ 2,210,164
                                  ==========   ==========     ===========   ===========

 Notes to Unaudited Pro Forma Condensed Consolidated Statements are presented on page F-5.

                             FIRST SCIENTIFIC, INC.
                         UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                    First         SPP          Pro Forma
                                  Scientific   Financial      Adjustments    Pro Forma
                                  ----------   ----------     -----------   -----------
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

 Sales                            $    7,612   $        -     $         -   $     7,612
 Cost of sales                         4,879            -               -         4,879
                                  ----------   ----------     -----------   -----------
 Gross profit                          2,733            -               -         2,733

 Research and development
  expense                             12,583            -               -        12,583
 General and administrative
  expense                             48,085           60 (A)      45,000
                                                          (C)      33,320
                                                          (E)     164,718       291,183
 Interest expense                     16,045            -               -        16,045
                                  ----------   ----------     -----------   -----------
 Total operating expenses             76,713           60         243,038       319,811
                                  ----------   ----------     -----------   -----------
 Net Loss                         $  (73,980)  $      (60)    $  (243,038)  $  (317,078)
                                  ==========   ==========     ===========   ===========
 Basic and Diluted Loss
  Per Common Share                                                          $     (0.02)
                                                                            ===========
 Weighted average common shares
  used in per share calculation                                              19,899,984
                                                                             ==========

                     FOR THE YEAR ENDED DECEMBER 31, 1997

 Sales                            $   12,907   $        -     $         -   $    12,907
 Cost of sales                         8,322            -               -         8,322
                                  ----------   ----------     -----------   -----------
 Gross profit                          4,585            -               -         4,585
                                  ----------   ----------     -----------   -----------
 Research and development expense     21,029            -               -        21,029
 General and administrative
  expense                             54,546          163 (A)      90,000
                                                          (C)      88,060
                                                          (E)     336,936       569,705
 Interest expense                     25,191            -               -        25,191
                                  ----------   ----------     -----------   -----------
 Total operating expenses            100,766         163          514,996       615,925
                                  ----------   ---------      -----------   -----------
 Net Loss                         $  (96,181)  $    (163)     $  (514,996)    $(611,340)
                                  ==========   =========      ===========   ===========
 Basic and Diluted Loss
  Per Common Share                                                          $     (0.03)
                                                                            ===========
 Weighted average common shares
  used in per share calculation                                              19,890,909
                                                                            ===========

 Notes to Unaudited Condensed Pro Forma Consolidated Statements are presented on page F-5.

                             FIRST SCIENTIFIC, INC.
                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS



 A- The Company issued 5,201,920 shares of common stock to acquire certain technology from Dr. Ed Walker in connection with the reorganization of the Company. The acquired technology was valued based upon the $0.75 per share price stock was also issued for cash. The acquired technology was allocated between purchased technology and research and development expense based upon an evaluation of the status of the components of the technology and the estimated net future cash flows from the portion of the technology being used in products presently being sold to customers. Purchased research and development charged to operations was a non-recurring item and has been excluded from the pro forma results of operations. Capitalized purchased technology is being amortized over a period of 18 months by the straight-line method.

 B- To record the issuance of 2,666,666 shares of common stock in a private offering for cash and marketable securities available-for-sale and a subscription from the shareholders, net of deferred income tax.

 C- To record the grant on September 30, 1998 of options to purchase 1,050,000 common shares at $0.75 per share. The options were granted to two outside members of the Board of Directors and are exercisable for five years. The fair value of the options was determined using the Black-Scholes option pricing model with the following weighted average assumptions: Dividend yield - 0%, expected volatility - 0%, risk free interest rate - 5% and expected life of options - 5 years. The options vest approximately 49% in 1998, 37% in 1999 and 13% in 2000. The Company is a nonpublic entity and has priced these options without consideration of expected volatility of its common stock over the expected life of the options. Its common stock has not traded nor is it planned to trade during the six months following the date the options were granted and the Company is not filing nor does it plan to make a filing with a regulatory agency in preparation for the sale of its common stock in a public market.

 D- To record the issuance of 87,744 shares of common stock for $30,000 in cash.

 E- As a result of the business combination, the Company purchased property and equipment which will result in $11,880 in annual depreciation expense and entered into a new office lease resulting in lease expense in the amount of $21,756 per year. The Company stepped up salaries and benefits approximately $130,800 annually and other general and administrative expenses will increase approximately $172,500 annually.

 F- To eliminate the accumulated deficit of SPPS at the date of the reorganization. The acquisition of SPPS was accounted for at historical cost using the purchase method of accounting.

 HANSEN, BARNETT & MAXWELL
      A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS

                                                      (801) 532-2200
  Member of AICPA Division of Firms                 Fax (801) 532-7944
           Member of SECPS                     345 East 300 South, Suite 200
 Member of Summit International Associates   Salt Lake City, Utah 84111-2693


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


 To the Board of Directors and Shareholders
 First Scientific, Inc.

 We have audited the accompanying balance sheets of First Scientific, Inc., (formerly Linco Industries, Inc., a development stage enterprise) as of December 31, 1997 and 1996 and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 1997 and 1996, and for the cumulative period from April 30, 1990 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of First Scientific, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, and for the cumulative period from April 30, 1990 (date of inception) through December 31, 1997 in conformity with generally accepted accounting principles.

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in developing chemical products and markets for those products. It is also engaged in raising capital to fund its development activities and has subsequently issued common stock for $1,282,000, as discussed in Note 8. As discussed in Note 1 to the financial statements, the Company's losses since inception, working capital deficiency and net capital deficiency raise substantial doubt about its ability to continue as a going concern at December 31, 1997. Management's plans and subsequent events concerning these matters are also described in
 Note 1. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.


                                            HANSEN, BARNETT & MAXWELL
 Salt Lake City, Utah
 October 5, 1998

                             FIRST SCIENTIFIC, INC.
                       (FORMERLY LINCO INDUSTRIES, INC.)
                        (A Development Stage Enterprise)
                                 BALANCE SHEETS

                                                         December 31,
                                         June 30,   -----------------------
                                          1998        1997         1996
                                       ----------   ----------   ----------
                                       (Unaudited)

                                     ASSETS
 Current Assets
  Cash                                 $   12,673   $    7,938   $   28,033
  Trade receivables                             -        8,425       18,081
  Inventory                                31,924       29,881       31,372
  Prepaid expenses                              -        2,934        8,604
                                       ----------   ----------   ----------
    Total Current Assets                   44,597       49,178       86,090

 Property and Equipment, Net                  567          618            -
                                       ----------   ----------   ----------
 Total Assets                          $   45,164   $   49,796   $   86,090
                                       ==========   ==========   ==========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

 Current Liabilities
  Accounts payable                     $    3,071   $    2,399   $    2,993
  Customer deposits                        33,750            -            -
  Accrued interest payable                 34,131       23,171       11,162
  Deferred salary payable                  86,327       83,877       79,600
  Notes payable, current portion           77,712       81,688       62,663
  Related party notes payable             126,969      106,939       81,869
                                       ----------   ----------   ----------
    Total Current Liabilities             361,960      298,074      238,287
                                       ----------   ----------   ----------
 Long-Term Notes Payable                   73,812       74,600       74,500
                                       ----------   ----------   ----------
 Stockholders' Deficit
  Preferred stock 1,000,000 shares
    authorized, no shares outstanding           -            -            -
  Common stock $.001 par value,
    50,000,000 shares authorized,
    8,710,336 shares, 10,467,581 shares
    and 10,467,581 shares issued and
    outstanding                             8,710       10,468       10,468
  Additional paid-in capital              156,895      148,887      148,887
  Deficit accumulated during the
    development stage                    (556,213)    (482,233)    (386,052)
                                       ----------   ----------   ----------
    Total Stockholders' Deficit          (390,608)    (322,878)    (226,697)
                                       ----------   ----------   ----------

 Total Liabilities and Stockholders'
   Deficit                             $   45,164   $   49,796   $   86,090
                                       ==========   ==========   ==========

  The accompanying notes are an integral part of these financial statements.

                            FIRST SCIENTIFIC, INC.
                      (FORMERLY LINCO INDUSTRIES, INC.)
                       (A Development Stage Enterprise)
                           STATEMENT OF OPERATIONS

                                                         Cumulative                           Cumulative
                                                        from April 30,                      from April 30,
                                                        1990 (Date of                       1990 (Date of
                                    For the Six Months    Inception)   For the Years Ended    Inception)
                                      Ended June 30,       through         December 31,        through
                                  ----------------------   June 30,   ---------------------- December 31,
                                     1998        1997        1998        1997        1996        1997
                                  ----------  ----------  ----------  ----------  ----------  ----------
                                       (Unaudited)       (Unaudited)
Sales                             $    7,612  $    3,655  $  160,459  $   12,907  $   59,587  $  152,847

Cost of Sales                          4,879       2,292     104,535       8,322      39,461      99,656
                                  ----------  ----------  ----------  ----------  ----------  ----------
Gross Profit                           2,733       1,363      55,924       4,585      20,126      53,191
                                  ----------  ----------  ----------  ----------  ----------  ----------
Operating Expenses
   Research and development
    expense                           12,583       3,898     188,325      21,029      40,349     175,742
   General and administrative
    expense                           48,085      20,762     334,655      54,546      72,488     286,570
   Interest expense                   16,045       9,134      89,157      25,191      25,458      73,112
                                  ----------  ----------  ----------  ----------  ----------  ----------
     Total Operating Expenses         76,713      33,794     612,137     100,766     138,295     535,424
                                  ----------  ----------  ----------  ----------  ----------  ----------
Net Loss                          $  (73,980) $  (32,431) $ (556,213) $  (96,181) $ (118,169) $ (482,233)
                                  ==========  ==========  ==========  ==========  ==========  ==========
Basic and Diluted Loss Per
 Common Share                     $    (0.01) $    (0.00) $    (0.05) $    (0.01) $    (0.01) $    (0.05)
                                  ==========  ==========  ==========  ==========  ==========  ==========
Weighted Average Number
 of  Shares Used in Per-Share
 Calculation                      10,888,982  10,467,581  10,647,342  10,467,581  10,370,800   9,971,191
                                  ==========  ==========  ==========  ==========  ==========  ==========

 The accompanying notes are an integral part of these financial statements.

                             FIRST SCIENTIFIC, INC.
                       (FORMERLY LINCO INDUSTRIES, INC.)
                        (A Development Stage Enterprise)
                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                   Deficit
                                                                                 Accumulated
                                       Common Stock       Additional  Receivable  During the     Total
                                  ----------------------   Paid-in      From     Development  Stockholders'
                                    Shares      Amount     Capital   Shareholders   Stage       Deficit
                                  ----------  ----------  ----------  ----------  ----------  ----------
 Balance - April 30, 1990                 -   $       -   $       -   $       -   $       -   $       -

 Issuance of shares for receivable
  from shareholder, April 30,
  1990, $0.00 per share            7,114,350       7,114       7,886     (15,000)         -           -

 Issuance of shares for services,
  April 30, 1990, $0.00 per share  2,371,450       2,371       2,629          -           -        5,000

 Issuance of shares for services,
  January 20, 1993, $0.07 per
  share                              284,574         285      19,070          -           -       19,355

 Issuance of shares for cash in
  private placement, October
  7, 1993, $0.07 per share           514,605         515      34,485          -           -       35,000

 Conversion of shareholder loans
  to capital in satisfaction of
  receivable from shareholder;
  December 31, 1993                       -           -           -       15,000          -       15,000

 Shares redeemed in exchange for
  release of personal guarantee of
  Company debt, December 31,
  1994, $0.00 per share           (2,371,450)     (2,371)      2,371          -           -           -

 Issuance of shares for services,
  January 20, 1995, $0.02 per
  share                            2,371,450       2,371      47,629          -           -       50,000

 Net loss for the period from
  April 30, 1990 (date of inception)
  through December 31, 1995               -           -           -           -     (267,883)   (267,883)
                                  ----------  ----------  ----------  ----------  ----------  ----------
 Balance - December 31, 1995      10,284,979      10,285     114,070          -     (267,883)   (143,528)

 Issuance of shares for cash in
  private placement, March 27,
  1996, $0.12 per share               83,001          83       9,917          -           -       10,000

 Issuance of shares for cash in
  private placement, October 10,
  1996, $0.25 per share               99,601         100      24,900          -           -       25,000

 Net loss                                 -           -           -           -     (118,169)   (118,169)
                                  ----------  ----------  ----------  ----------  ----------  ----------
 Balance - December 31, 1996      10,467,581      10,468     148,887          -     (386,052)   (226,697)

 Net loss                                 -           -           -           -      (96,181)    (96,181)
                                  ----------  ----------  ----------  ----------  ----------  ----------
 Balance - December 31, 1997      10,467,581      10,468     148,887          -     (482,233)   (322,878)
                                                                                              (Continued)

                             FIRST SCIENTIFIC, INC.
                       (FORMERLY LINCO INDUSTRIES, INC.)
                        (A Development Stage Enterprise)
                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                                  (CONTINUED)

                                                                                   Deficit
                                                                                 Accumulated
                                      Common Stock        Additional  Receivable  During the     Total
                                  ----------------------   Paid-in      From     Development  Stockholders'
                                    Shares      Amount     Capital   Shareholders   Stage       Deficit
                                  ----------  ----------  ----------  ----------  ----------  ----------
 Balance - December 31, 1997      10,467,581  $   10,468  $  148,887  $       -   $ (482,233) $ (322,878)

 Issuance of shares for cash in
  private placement, May 7, 1998,
  $0.29 per share (Unaudited)         21,343          21       6,229          -           -        6,250

 Stock redeemed in exchange for
  release of personal guarantee of
  Company debt and upon execution
  of license and royalty agreement,
  June 1, 1998, $0.00 per share
  (Unaudited)                     (1,778,588)     (1,779)      1,779          -           -           -

 Net loss (Unaudited)                     -           -           -           -      (73,980)    (73,980)
                                  ----------  ----------  ----------  ----------  ----------  ----------
  Balance - June 30, 1998
   (Unaudited)                     8,710,336  $    8,710  $  156,895  $       -   $ (556,213) $ (390,608)
                                  ==========  ==========  ==========  ==========  ==========  ==========

  The accompanying notes are an integral part of these financial statements.

                            FIRST SCIENTIFIC, INC.
                      (FORMERLY LINCO INDUSTRIES, INC.)
                       (A Development Stage Enterprise)
                           STATEMENTS OF CASH FLOWS

                                                        Cumulative                           Cumulative
                                                       from April 30,                       from April 30,
                                                       1990 (Date of                        1990 (Date of
                                   For the Six Months    Inception)    For the Years Ended    Inception)
                                     Ended June 30,        through         December 31,         through
                                  ----------------------   June 30,   ----------------------  December 31,
                                     1998        1997        1998        1997        1996        1997
                                  ----------  ----------  ----------  ----------  ----------  ----------
                                       (Unaudited)        (Unaudited)
Cash Flows From Operating Activities
  Net loss                        $  (73,980) $  (32,431) $ (556,213) $  (96,181) $ (118,169) $ (482,233)
  Adjustments to reconcile
   net income to net cash provided
   by operating activities:
  Depreciation                            52          52         155         103          -          103
  Shares issued for services              -           -       74,355          -           -       74,355
  Changes in operating assets
   and liabilities:
     Accounts receivable               8,425      16,519          -        9,656     (18,081)     (8,425)
     Inventory                        (2,043)        746     (31,924)      1,491     (31,372)    (29,881)
     Prepaid expenses                  2,934       2,609          -        5,670      18,114      (2,934)
     Accounts payable                    671        (594)      3,070        (594)      2,129       2,399
     Customer deposits                33,750          -       33,750          -           -           -
     Accrued interest payable         10,960       4,519      34,131      12,009       8,253      23,171
  Deferred compensation                2,450       2,139      86,327       4,277      10,225      83,877
                                  ----------  ----------  ----------  ----------  ----------  ----------
     Net Cash Used in Operating
      Activities                     (16,781)     (6,441)   (356,349)    (63,569)   (128,901)   (339,568)

Cash Flows From Investing Activities
  Cash paid for equipment                 -         (721)       (721)       (721)         -         (721)
                                  ----------  ----------  ----------  ----------  ----------  ----------
     Net Cash Used in
      Investing Activities                -         (721)       (721)       (721)         -         (721)
                                  ----------  ----------  ----------  ----------  ----------  ----------
Cash Flows From Financing Activities
  Proceeds from borrowings            11,050         175     205,975      50,175      70,250     194,925
  Payments on notes payable          (15,814)    (16,025)    (54,451)    (31,050)     (7,587     (38,637)
  Proceeds from loans from
   stockholders                       20,030       1,179     159,034      25,070      58,531     139,004
  Payments on loans for
   stockholder                            -           -      (17,065)         -           -      (17,065)
  Proceeds from issuance of
   common stock                        6,250          -       76,250          -       35,000      70,000
                                  ----------  ----------  ----------  ----------  ----------  ----------
     Net Cash Provided by
      (Used in)  Financing
      Activities                      21,516     (14,671)    369,743      44,195     156,194     348,227
                                  ----------  ----------  ----------  ----------  ----------  ----------
Net Increase (Decrease)
  in Cash                              4,735     (21,833)         -      (20,095)     27,293       7,938

Cash and Cash Equivalents
 at Beginning of Period                7,938      28,033          -       28,033         740          -
                                  ----------  ----------  ----------  ----------  ----------  ----------
Cash and Cash Equivalents
 at End of Period                 $   12,673  $    6,200  $   12,673  $    7,938  $   28,033   $    7,938
                                  ==========  ==========  ==========  ==========  ==========   ==========

Supplemental Cash Flow Information - See Note 5

 The accompanying notes are an integral part of these financial statements.

                       FIRST SCIENTIFIC, INC.
                  (FORMERLY LINCO INDUSTRIES, INC.)
                  (A Development Stage Enterprise)
                    NOTES TO FINANCIAL STATEMENTS

 (Information With Respect to June 30, 1998 and the Six Months
             Ended June 30, 1998 and 1997 is Unaudited)

 NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 ORGANIZATION - On April 30, 1990, Linco Industries, Inc. (the Company) was incorporated under the laws of the State of Utah. Since that time the Company has endeavored to develop, manufacture, and distribute a linseed oil based soap. More recently, the Company developed two scientific formulations with worldwide sales application. They are a non-alcohol based antibacterial sanitizing formulation that removes bacteria while moisturizing the skin and a topical rash prevention and treatment formulation that cleanses and moisturizes the skin for use with incontinent and other skin rash situations. On September 15, 1998, the Company completed a reorganization into a newly-formed subsidiary of First Scientific, Inc. See Subsequent Events.

 BUSINESS CONDITION - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has suffered losses from operations and has had negative cash flows from operating activities during the years ended December 31, 1997 and 1996 and cumulative from inception through December 31, 1997, which conditions raise substantial doubt about the Company's ability to continue as a going concern. Subsequent to December 31, 1997, the Company completed a reorganization with SPPS Financial Corporation, as discussed in Note 8, and thereby obtained approximately $1,282,000 of equity financing and anticipates additional equity financing in the amount of approximately $718,000. The Company also converted $181,877 in shareholder loans payable to capital as described in Note 8. The Company's continued existence is dependent upon its ability to achieve profitable operations as well as its ability to obtain additional equity financing. Subsequent to December 31, 1997, the Company has received firm orders for its products from a significant new customer. Management believes this and other similar potential sales will provide sufficient cash flows for the Company to continue to meet current obligations and to ultimately establish profitable operations.

 DEVELOPMENT STAGE ENTERPRISE - Since inception, the Company has spent most of its efforts in developing and marketing various products; however, it has not yet had sales sufficient to sustain operations and has relied upon financing from shareholders and occasional issuance of its common stock. Therefore, the Company is considered to be in the development stage.

 USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts in these financial statements and accompanying notes. Actual results could differ from those estimates.

 FINANCIAL INSTRUMENTS - The amounts reported as cash, accounts receivable, accounts payable, and notes payable are considered to be reasonable approximations of their fair values. The fair value estimates presented herein were based on market information available to management at the time of the preparation of the financial statements.

 CONCENTRATION OF RISK - The concentration of business in one industry subjects the Company to a concentration of credit risk relating to trade accounts receivable. Historically, the Company has relied on sales to a small group of domestic customers but has not been limited by geographic region. The Company generally does not require collateral from its customers with respect to the Company's trade receivables, and normally receives a 50% cash deposit prior to beginning production of significant orders.

 During the years ended December 31, 1997 and 1996, sales totaling $26,506, or 86% of sales, and $39,925, or 96% of sales, respectively, were to one customer. Management considers accounts receivable to be fully collectable and has determined not to provide an allowance for doubtful accounts for the years ended December 31, 1997 and 1996.

 INVENTORY - Inventory is stated at the lower of cost or market.
 Cost is determined using the first-in, first-out method.

 PROPERTY & EQUIPMENT - Property and equipment is stated at cost. Maintenance and repairs of equipment are charged to operations and major improvements are capitalized. Upon retirement, sale, or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property, which are three to seven years. Depreciation expense was $103 and $0 for the years ended December 31, 1997 and 1996 respectively. Accumulated depreciation was $155, $103 and $0 at June 30, 1998 and December 31, 1997 and 1996, respectively.

 SALES RECOGNITION - Sales are recognized upon shipment of products to customers. Customer pre-payments are recorded as a liability pending completion and shipment of the order, at which time the liability is removed and the sale recorded.

 RESEARCH AND DEVELOPMENT EXPENSE - Current operations are charged with all research and product development expenses.

 LOSS PER SHARE - Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Through June 30, 1998, the Company had no potentially issuable common shares which could dilute the loss per share and, in the Company's current financial position, diluted loss per share would be the same as basic loss per share because potentially issuable common shares would decrease the loss per share and would be excluded from the calculation.

 NEW ACCOUNTING STANDARDS - The Financial Accounting Standards Board issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information and SFAS No. 132, Employers' Disclosures About Pensions and Other Postretirement Benefits, during 1997 and 1998. These statements, which are effective for fiscal years beginning after December 15, 1997, expand or modify disclosures and will have no impact on the Company's consolidated financial position, results of operations, or cash flows. In March 1998, the AICPA issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. The Company is currently analyzing the impact of this statement, which is required to be adopted in 1999, and does not expect it to have a material impact on the Company's financial position, results of operations or cash flows.

 INTERIM FINANCIAL STATEMENTS - The accompanying consolidated financial statements at June 30, 1998 and for the six months ended June 30, 1998 and 1997 are unaudited. In the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to present fairly the financial position, results of operations and cash flows for the periods presented. The results of operations for the six month period ended June 30, 1998 are not necessarily indicative of the operating results to be expected for the full year.

 NOTE 2 - NOTES PAYABLE TO RELATED PARTIES

 Since inception the Company has relied on funds advanced by shareholders to meet its obligations and fund its development activities. These advances have been classified as related party notes payable and accrue interest at the rate of 10% per year. Notes payable to related parties were $106,939 and $81,869 at December 31, 1997 and 1996, respectively. During September 1998, the shareholders converted $90,000 of outstanding notes payable to common stock. See Subsequent Events.

 NOTE 3 - NOTES PAYABLE

 Notes payable consisted of the following:
                                                            December 31,
                                            June 30,  ----------------------
                                             1998        1997       1996
                                          ----------  ----------  ----------
                                         (Unaudited)

 Notes payable to Banks, interest
  from 10.5% to 10.75%, guaranteed by
  shareholders of the Company, due 1998
  and 2003, unsecured. Subsequently
  repaid during September 1998.           $  101,524  $  106,288  $  137,163


 Convertible note payable to an individual,
  interest at 19.5%, due November 1998,
  subsequently converted along with accrued
  interest into 169,781 shares of common
  stock during September 1998.                50,000      50,000          -
                                          ----------  ----------  ----------
 Total                                       151,524     156,288     137,163

 Less Current Portion Due                     77,712      81,688      62,663
                                          ----------  ----------  ----------
 Long-Term Notes Payable                  $   73,812  $   74,600  $   74,500
                                          ==========  ==========  ==========

 LINE OF CREDIT - The Company has a $10,000 bank line of credit with interest of 10.75%. The principal balance as of December 31, 1997 was $9,150, and is included in notes payable to banks listed above. The note was due March 26, 1998, was subsequently renewed and increased during July 1998 and was repaid during September 1998. See Subsequent Events.

 NOTE 4 - COMMITMENTS

 The Company leases an office and storage facility under a month-to-month lease. Rent expense for the years ended December 31, 1997 and 1996 was $8,461 and $5,551, respectively. Rent expense for the six months ended June 30, 1998 was $6,103. During September 1998, the Company entered into a lease agreement for new office space; however, the Company will continue to utilize the old facility on a month-to-month basis. See Subsequent Events.

 NOTE 5 - COMMON STOCK

 On April 30, 1990, the Company issued 7,114,350 common shares in exchange for promissory notes from shareholders in the amount of $15,000. Concurrently, 2,371,450 common shares, valued at $5,000, based upon the value of the promissory notes, were issued for legal and accounting services. The founding shareholders thereafter made loans to the Company to fund operations. On December 31, 1993, the $15,000 in notes receivable from shareholders was set off against notes payable to the shareholders.

 On January 20, 1993, the Company issued 284,574 shares of common stock valued at $19,355 were issued in exchange for laboratory and technical services provided to the Company. The value of the shares issued was based upon the value of shares issued in an outside private placement on October 7, 1993 in which 514,065 common shares were issued in exchange for cash in the amount of $35,000, or $0.07 per share.

 During 1994, the Company redeemed 2,371,450 common shares in exchange for the removal of an original shareholder's personal guarantee of $75,000 in notes payable. There were no unstated rights or privileges in connection with this transaction. On January 20, 1995 the Company issued 2,371,450 common shares for technical and director services, as well as the for compensation relating to the shareholder's personal guarantee of notes payable. The Company determined the fair value of the services provided to be $50,000.

 The Company issued 83,001 and 99,601 common shares to a private investor for cash proceeds of $10,000 and $25,000, or $0.12 and $0.25 per share on March 27, and October 10, 1996, respectively. On May 7, 1998, an additional 21,343 common shares were issued in a private placement for cash in the amount of $6,250.

 On June 1, 1998, the Company redeemed 1,778,588 common shares from an individual who had served on the Board of Directors and had developed certain technology for use by the Company including the primary formulas used by the Company in its products. The Company also obtained the release of the individual's personal guarantee of Company debt. The common stock was redeemed in exchange for the release by the Company of any ownership claim it may have had to technology. There were no unstated rights or privileges associated with the redemption. In connection with the redemption, the Company entered into a license and royalty agreement with the individual which provided the Company with the use of the technology. The royalty agreement granted a 25% gross profits interest in the products the Company sells which are based upon the formulas. The agreement also provided for a minimum royalty of $60,000 regardless of the Company's sales volume. On September 15, 1998, the license and royalty agreement was terminated and the entire ownership of the formulas and associated technology were transferred to the Company in exchange for 5,201,920 common shares, as more fully described in Note 8.

 NOTE 6 - CASH FLOW INFORMATION

 SUPPLEMENTAL CASH FLOW INFORMATION - Interest was paid in the amount of $12,474 and $7,420 during the years ended December 31, 1997 and 1996, respectively.

 NONCASH INVESTING AND FINANCING ACTIVITIES - During the years ended December 31, 1997 and 1996, the Company deferred compensation to employees of $10,225 and $4,277, respectively. For the period from April 30, 1990 through December 31, 1997, the
 Company deferred compensation to employees in the amount of $83,877.

 During the year ended December 31, 1993, the Company set off related party notes payable in the amount of $15,000 against receivables from the stockholders in the same amount.

 NOTE 7 - INCOME TAXES

 There was no benefit or provision for income taxes during any period presented herein. The following presents the components of the net deferred tax asset:

                                                            December 31,
                                             June 30,   --------------------
                                              1998        1997       1996
                                            ---------   ---------  ---------
    Operating loss carryforwards            $ 156,323   $ 128,775  $  94,614
    Deferred compensation                      32,712      32,712     31,044
                                            ---------   ---------  ---------
    Total deferred tax assets                 189,035     161,487    125,658

    Less: valuation allowance                (189,035)   (161,487)  (125,658)
                                            ---------   ---------  ---------
    Net Deferred Tax Asset                  $      -    $      -   $      -
                                            =========   =========  =========

 The valuation allowance increased $27,548 during the six months ended June 30, 1998 and increased $35,829 and $44,014 during the years ended December 31, 1997 and 1996. The Company had a net operating loss carryforward of $422,918 at December 31, 1997 which expires, if unused, in the years 2012 through 2013.

 The following is a reconciliation of the income tax benefit computed at the federal statutory tax rate with the provision for income taxes for the six months ended June 30, 1998 and for the years ended December 31, 1997 and 1996:

                                                           December 31,
                                         June 30,    -----------------------
                                           1998         1997         1996
                                        ----------   ----------   ----------
  Income tax benefit at statutory
   rate (34%)                           $  (25,153)  $  (32,702)  $  (40,177)
  Change in valuation allowance             27,548       35,829       44,014
  State tax, net of federal benefit         (2,442)      (3,175)      (3,899)
  Non deductible expenses                       47           48           62
                                       -----------   ----------   ----------
  Provision for Income Taxes           $        -    $       -    $       -
                                       ===========   ==========   ==========

 NOTE 8 - SUBSEQUENT EVENTS

 REORGANIZATION - On September 15, 1998, The Company (Linco) entered into an agreement with SPPS Financial Corporation (SPPS) to reorganize Linco into SPPS. Under the terms of the agreement, a newly-formed wholly-owned subsidiary of SPPS was merged into Linco. The shareholders of Linco exchanged each of their shares of common stock for 2,371.45 shares of SPPS common stock in connection with the merger agreement which resulted in SPPS issuing 8,798,080 shares of its common stock to the Linco shareholders. Concurrent with the merger, SPPS issued 5,201,920 common shares in exchange for the rights to technology and the cancellation of a license and royalty agreement central to the Company's products. As a result of the merger, the Linco shareholders became the majority shareholders of the Company in a transaction intended to qualify as a tax-free reorganization. Concurrent with the reorganization, SPPS changed its name to First Scientific, Inc.

 In contemplation of the reorganization, the Company received a pre-merger advance in the amount of $50,000 on August 6, 1998, in order to meet short-term operating expenses. The advance from an investor was converted into common stock at the date of the reorganization.

 The merger has been considered the reorganization of Linco and the acquisition of SPPS in a purchase business combination. There was no market for SPPS's common stock, which was a shell with no assets; therefore, the 3,333,330 shares of common stock outstanding at the date of the reorganization will be recorded at $0. The fair value of the contributed technology is based upon the fair value of common shares issued for cash following the reorganization and was preliminarily valued at $3,901,440, or $0.75 per share. The merger has been accounted for as the reorganization of Linco with a related 2371.45-for-1 stock split. The accompanying financial statements have been restated for the effects of the stock split for all periods presented.

 LINE OF CREDIT - On May 29, 1998, the Company increased its bank line of credit from $10,000 to $20,000. Interest is prime plus 2.5 points, currently 11%. The principal balance is due May 29, 1999. As of September 15, 1998, the principal balance was $20,000. During September 1998, the Company repaid the line in full.

 LEASE COMMITMENTS - Subsequent to June 30, 1998, the Company entered into operating lease agreements to lease office space and a copier, and a capital lease agreement for computer equipment. The office lease is for a two year term, is renewable on an annual basis, and currently requires lease payments of $1,676 per month with annual escalations equal to the lesser of the change in the consumer price index or 5%. The copier lease is for 36 months with monthly payments of $146. The capital lease is for a 3-year term requiring monthly payments of $294. The future minimum lease payments for these new leases at their inception are as follows:

    For the Year Ending
       December 31,                               Capital      Operating
    -------------------                           -------      ---------
          1998                                    $ 1,274      $   7,394
          1999                                      3,523         22,181
          2000                                      3,523         15,476
          2001                                      2,936          1,275
                                                  -------      ---------
    Total Minimum Payments                         11,256      $  46,326
                                                  -------      =========
    Less amount representing interest              (3,540)
                                                  -------
    Present value of net minimum lease payments   $ 7,716
                                                  =======

 CONVERSION OF RELATED PARTY NOTES PAYABLE - On September 14, 1998, related party notes payable in the amount of $90,000 were converted into additional paid-in capital without the issuance of additional shares. Additionally, $91,877 of deferred salary was also converted into additional paid-in capital without the issuance of additional shares.

 CONVERSION OF NOTE PAYABLE - On September 30, 1998, the Company issued 169,781 common shares upon the conversion of a $50,000 note payable together with accrued interest in the amount of $8,049.

 PRIVATE PLACEMENT - During September 1998, the Company issued
 1,752,129 shares of common stock for $1,011,250 cash and $190,867 in equity securities net of deferred tax of $111,983.

 STOCK OPTIONS GRANTED - On September 30, 1998, the Company granted stock options to two outside directors to purchase a total of 1,050,000 shares of common stock at $0.75 per share. The options vest according to a schedule over three years and expire September 30, 2003. The options granted were valued at their fair value on the grant date of $174,194, which will be recognized by the Company as the options vest with $85,355 charged to operations during the year ended December 31, 1998, and $64,452 and $24,387 charged during the years ending December 31, 1999 and 2000, respectively.

 The options are valued based upon their fair values according to the Black-Scholes option pricing model with the following assumptions: dividend yield of 0.0%, expected volatility of 0.0%, risk free interest rate of 5.0% and expected life of 5 years. The expected volatility is assumed to be 0.0% because at the grant date the Company is deemed to be privately held.

          THURMAN SHAW & CO., L.C.
        Certified Public Accountants
                                                    James K. Thurman
                                                    Jeffrey L. Shaw
                                                    Justin R. Shaw


                     INDEPENDENT AUDITORS' REPORT


 To the Board of Directors and Shareholders
 SPPS Financial Corporation


 We have audited the statements of financial position of SPPS Financial Corporation (a development stage company) as of March 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and cumulative for the period June 11, 1992 (date of inception) through March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of SPPS Financial Corporation from inception through March 31, 1994 (not presented herein), were audited by another auditor whose report, dated May 26, 1994, expressed an unqualified opinion on those statements. Our opinion, in so far as it relates to the cumulative amounts for the period from inception through March 31, 1994, is based solely on the report of the other auditor.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditor provide a reasonable basis for our opinion.

 In our opinion, based on our audits and the report of the other auditor, the financial statements referred to above present fairly, in all material respects, the financial position of SPPS Financial Corporation (a development stage company) as of March 31, 1998 and 1997, and the results of its operations, changes in stockholders' equity and cash flows for the period June 11, 1992 (date of inception) through March 31, 1998, in conformity with generally accepted accounting principles.


                                        THURMAN SHAW & CO., L.C.
 Bountiful, Utah
 October 15, 1998

                     SPPS FINANCIAL CORPORATION
                    (A Development Stage Company)
                  Statements of Financial Position
                       March 31, 1998 and 1997

                                                          1998       1997
                                                        --------   --------

 ASSETS

 Current assets - cash                                  $     -    $     -


       Total assets                                     $     -    $     -
                                                        ========   ========
 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities - accounts payable                 $     -    $    999
                                                        --------   --------

 Stockholders' equity
    Preferred stock, $.001 par value; 1,000,000 shares
      authorized; no shares issued and outstanding            -          -

    Common stock, $.001 par value; 50,000,000 shares
      authorized; 3,333,330 shares issued and
      outstanding                                          3,333        425

    Additional paid-in capital                            (1,028)       821

    Accumulated deficit during the development stage      (2,305)    (2,245)

     Total stockholders' equity                               -        (999)
                                                        --------   --------
     Total liabilities and stockholders' equity         $     -    $     -
                                                        ========   ========


 The accompanying notes are an integral part of these financial statements.

                     SPPS FINANCIAL CORPORATION
                    (A Development Stage Company)
                      Statements of Operations
                 Years Ended March 31, 1998 and 1997
           and Cumulative from Inception to March 31, 1998


                                                               Cumulative
                                                                  From
                                                                Inception
                                                             (June 11, 1992)
                                                                    To
                                          1998         1997   March 31, 1998
                                       ----------   ----------   ----------
 Revenues                              $       -    $       -    $       -
                                       ----------   ----------   ----------
 Operating expenses

   General and Administrative                  60          110        2,210
   Amortization                                -            53          263
                                       ----------   ----------   ----------
 Total operating expenses                      60          163        2,473
                                       ----------   ----------   ----------
 Net (loss)                            $      (60)  $     (163)  $   (2,473)
                                       ==========   ==========   ==========
 Basic and diluted (loss) per
  common share                         $       -    $       -    $       -
                                       ==========   ==========   ==========

 Weighted average number of common
  shares used in per share
  calculation                           2,123,000    2,123,000    2,095,000
                                       ==========   ==========   ==========

 The accompanying notes are an integral part of these financial statements.

                          SPPS FINANCIAL CORPORATION
                        (A Development Stage Company)
                 Statement of Changes in Stockholders' Equity
            From Inception (June 11, 1992) Through March 31, 1998

                                                                       Accumulated
                                                                         Deficit
                                       Common Stock        Additional   During the
                                  -----------------------    Paid-In    Development
                                    Shares       Amount      Capital       Stage         Total
                                  ----------   ----------   ----------   ----------   ----------
Issuance of common stock
  for cash, .001 per share
  on June 11, 1992                 2,000,000   $    2,000   $   (1,500)  $       -    $      500

Net (loss)                                -            -            -          (269)        (269)
                                  ----------   ----------   ----------   ----------   ----------
Balances at March 31, 1993         2,000,000        2,000       (1,500)        (269)         231

Net (loss)                                -            -            -          (221)        (221)

Contribution to capital,
  on September 30, 1993                   -            -           500           -           500

Sale of shares in private
 placement, .001 per share,
 on September 30, 1993               123,000          123          123           -           246
                                  ----------   ----------   ----------   ----------   ----------
Balances at March 31, 1994         2,123,000        2,123         (877)        (490)         756

Net (loss)                                -            -            -        (1,428)      (1,428)
                                  ----------   ----------   ----------   ----------   ----------
Balances at March 31, 1995         2,123,000        2,123         (877)      (1,918)        (672)

Net (loss)                                -            -            -          (164)        (164)
                                  ----------   ----------   ----------   ----------   ----------
Balances at March 31, 1996         2,123,000        2,123         (877)      (2,082)        (836)

Net (loss)                                -            -            -          (163)        (163)
                                  ----------   ----------   ----------   ----------   ----------
Balances at March 31, 1997         2,123,000        2,123         (877)      (2,245)        (999)

Net (loss)                                -            -            -           (60)         (60)

Issuance of stock upon conversion
 of promissory note, .001 per
  share on March 31, 1998          1,210,330        1,210         (151)          -         1,059
                                  ----------   ----------   ----------   ----------   ----------
Balances at March 31, 1998         3,333,330   $    3,333   $   (1,028)  $   (2,305)  $       -
                                  ==========   ==========   ==========   ==========   ==========

 The accompanying notes are an integral part of these financial statements.

                     SPPS FINANCIAL CORPORATION
                    (A Development Stage Company)
                      Statements of Cash Flows
                 Years Ended March 31, 1998 and 1997
        and Cumulative from Inception Through March 31, 1998


                                                               Cumulative
                                                              From Inception
                                                               June 11, 1992
                                                                     To
                                          1998         1997    March 31, 1998
                                       ----------   ----------   ----------
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net (loss)                            $      (60)  $     (163)  $   (2,305)
 Add item not requiring the use
   of cash - amortization                       -           53          263
   Increase (decrease) in accounts
    payable                                  (999)         110            -
                                       ----------   ----------   ----------
    Net cash flows from operating
       activities                          (1,059)           -       (2,042)
                                       ----------   ----------   ----------

 CASH FLOWS FROM INVESTING ACTIVITIES
   Organization costs                           -            -         (263)
                                       ----------   ----------   ----------
    Net cash flows from investing
       activities                               -            -         (263)
                                       ----------   ----------   ----------

 CASH FLOWS FROM FINANCING ACTIVITIES
   Contribution to capital                                              500
   Sale of common stock                     1,059            -        1,805
                                       ----------   ----------   ----------
   Net cash flows from financing
    activities                              1,059            -        2,305
                                       ----------   ----------   ----------
 Net increase in cash                           -            -            -

 Cash balance at beginning of period            -            -            -
                                       ----------   ----------   ----------

 Cash balance at end of period         $        -   $        -   $        -
                                       ==========   ==========   ==========

 The accompanying notes are an integral part of these financial statements.

                     SPPS FINANCIAL CORPORATION
                    (A Development Stage Company)
                    Notes to Financial Statements


 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   The Company was incorporated under the laws of the State of Delaware on June 11, 1992, for the purpose of seeking out business opportunities, including acquisitions. The Company is in the development stage and will be very dependent on the skills, talents, and abilities of management to successfully implement its business plan. Due to the Company's lack of capital, it is likely that the Company will not be able to compete with larger and more experienced entities for business opportunities which are lower risk and are more attractive for such entities. Business opportunities in which the Company may participate will likely be highly risky and speculative. Since inception, the Company's activities have been limited to organizational matters. Organizational costs are amortized on a straight-line basis over five years.

   Basic and Diluted Loss Per Share
   --------------------------------
   In 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No.128, Earnings Per Share. Statement No. 128 revised the manner in which loss per share is calculated. Basic and diluted loss per common share was restated for all periods presented; however, the effect of the change to loss per share as previously presented for those periods was not material.

   Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to stock options. There were no stock options outstanding as of March 31, 1998. Therefore, basic and diluted loss per share is the same.

   Development Stage Enterprise
   ----------------------------
   Since inception, the Company has spent most of its efforts in developing and marketing various products, however it has not yet had sales sufficient to sustain operations and has relied upon financing from shareholders and occasional issuance of its common stock. Therefore, the Company is considered to be in the development stage.

   Cash and Cash Equivalents
   -------------------------
   The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

   Estimates
   ---------
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

 2.  RELATED PARTY TRANSACTIONS

   The officer and director of the Company currently serves without compensation. An officer of the Corporation has advanced certain expenses on behalf of the Company. As of March 31, 1995, 1996, 1997 and 1998 such expenses totaled $779, $889, $999 and $1,059. The Company has given the officer a demand promissory note convertible into 242,066 shares of common stock at the officer's option, which was converted into common stock in the year ended March 31, 1998.

 3.  INCOME TAXES

   The fiscal year end of the Company is March 31st and an income tax return has not been filed. However, if an income tax return had been filed, the Company would have a net operating loss carryforward of $2,305 that would begin expiring in the year 2010.

 4.  STOCK OPTION PLAN

   The Company has stock option plans for directors, officers, employees, advisors, and employees of companies that do business with the Company, which provide for non-qualified and qualified stock options. The Stock Option Committee of the Board determines the option price which cannot be less than the fair market value at the date of the grant of 110% of the fair market value if the Optionee holds 10% or more of the Company's common stock. The price per share of share subject to a Non-Qualified Option shall not be less than 85% of the fair market value at the date of the grant. Options generally expire either three months after termination of employment, or ten years after date of grant (five years if the optionee holds 10% or more of the Company's common stock at the time of grant).

   Options Outstanding:
            Shares allocated                            2,000,000
                                                       ==========
               Option price                            $     0.50
                                                       ==========
            Balance at inception                             -
            Granted                                        40,000
                                                       ----------
            Balance outstanding at March 31, 1993          40,000
            Granted                                          -
                                                       ----------
            Balance outstanding at March 31, 1994          40,000
            Granted                                        20,000
            Lapsed                                        (20,000)
                                                       ----------
            Balance outstanding at March 31, 1995          40,000
            Granted                                          -
                                                       ----------
            Balance outstanding at March 31, 1996          40,000
            Granted                                          -
                                                       ----------
            Balance outstanding at March 31, 1997          40,000
            Granted                                          -
            Lapsed                                        (40,000)
                                                       ----------
            Balance outstanding at March 31, 1998            -
                                                       ==========
 5.   STOCK SPLIT

      On July 1, 1998, pursuant to a resolution of the board of directors, the Company forward split it stock five shares to one. The Company's financial statements have been restated for all periods presented for effects of the stock split.